Exhibit 5.1

300 North LaSalle Street

Chicago, Illinois 60654

312 862-2000 www.kirkland.com	Facsimile: 312 862-2200

September 22, 2016

Navistar International Corporation

2710 Navistar Drive

Lisle, Illinois 60532

Ladies and Gentlemen:

We are acting as special counsel to Navistar International Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2016 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and Navistar, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Guarantor”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) debt securities of the Company (the “Debt Securities”), (b) guarantees of the Debt Securities by the Guarantor (the “Guarantees”), (c) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), (d) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), (e) shares of preference stock, par value $1.00 per share, of the Company (the “Preference Stock”), (f) depositary shares representing fractional interests in Debt Securities and shares of Common Stock, Preferred Stock and Preference Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (g) warrants to purchase debt or equity securities of the Company (the “Warrants”), (h) share purchase contracts to purchase debt or equity securities of the Company (the “Share Purchase Contracts”), (i) share purchase units consisting of Share Purchase Contracts and other securities or obligation issued by the Company or third parties (the “Share Purchase Units”), (j) units consisting of one or more of the foregoing securities (the “Units”), and (k) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights” and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Preference Stock, the Depositary Shares, the Warrants, the Share Purchase Contracts and the Share Purchase Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $2,000,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.

Navistar International Corporation

September 22, 2016

You have advised us that: (i) Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company, the Guarantor and a trustee named therein (the “Trustee”); (ii) Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company, the Guarantor and the Trustee; (iii) the Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”); (iv) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”); (v) the Share Purchase Contracts will be issued under one or more share purchase contract agreements (the “Share Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Share Purchase Contract Agent”); and (vi) the Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Right Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company and the Guarantor, (ii) minutes and records of the corporate proceedings of the Company and the Guarantor including the Board of Directors of the Company and the Guarantor and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantor. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantor.

Navistar International Corporation

September 22, 2016

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Indenture, Deposit Agreement, Warrant Agreement, Share Purchase Contract Agreement or Subscription Rights Agreement;

(v) the Securities offered, as well as the terms of each of the Indentures, Deposit Agreements, Warrant Agreements, Share Purchase Contract Agreements and Subscription Rights Agreements, as they will be executed and delivered, do not violate any law applicable to the Company or the Guarantor, if applicable, or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, if applicable;

(vi) the Company and the Guarantor, if applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures, Deposit Agreements, Warrant Agreements, Share Purchase Contract Agreements and subscription Rights Agreements;

(vii) the Securities offered as well as the terms of each of the Indentures, Deposit Agreements, Warrant Agreements, Share Purchase Contract Agreements and Subscription Rights Agreements, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company and the Guarantor, if applicable, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or the Guarantor, if applicable;

(viii) the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended; and

Navistar International Corporation

September 22, 2016

(ix) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indentures), (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered against payment in accordance with their authorization, the applicable Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Trustee, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	When, as and if (a) any Guarantees of Debt Securities have been duly authorized and duly approved by the Guarantor in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the Guarantor to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

3.	The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

4.

When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares

Navistar International Corporation

September 22, 2016

of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.	When, as and if (a) any particular series of Preference Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preference Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preference Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preference Stock will be validly issued, fully paid and nonassessable.

6.	When, as and if (a) any Common Stock, Preferred Stock or Preference Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Common Stock, Preferred Stock or Preference Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

7.

When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant

Navistar International Corporation

September 22, 2016

Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8.	When, as and if (a) any Share Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Contracts, and (c) the Share Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers, such Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9.	When, as and if (a) any Share Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Units, and (c) the Share Purchase Units have been duly executed, attested, issued and delivered by duly authorized officers, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

10.	When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Units, and (c) the Units have been duly executed, attested, issued and delivered by duly authorized officers, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

11.	When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefore, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Navistar International Corporation

September 22, 2016

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under the Indentures, Deposit Agreements, Warrant Agreements, Share Purchase Contract Agreements or Subscription Rights Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Trustee, Warrant Agent, Depositary, Share Purchase Contract Agent or Rights Agent (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

Navistar International Corporation

September 22, 2016

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover such additional Securities.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York, and the General Corporation Law of the State of Delaware (solely with respect to the Company), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, the internal law of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Navistar International Corporation

September 22, 2016

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP